UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the December 31, 2012 asset acquisition of the residual revenue stream of Parallel Solutions, Inc. (“PSI”) in exchange for 538,570 shares of common stock of Spindle, Inc. (“Spindle”).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction.  Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of Spindle.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on September 30, 2012, the last date that Spindle has prepared interim financial statements.  The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of PSI and Spindle for the year ended December 31, 2011 and the nine months ended September 30, 2012.  Spindle did not exist during the year ended December 31, 2010 so no pro forma information has been shown for that period.

Spindle, Inc and Parallel Solutions, Inc.
Unaudited Pro Forma Balance Sheet
September 30, 2012
	Parallel
	Solutions, Inc.	Spindle, Inc.	Eliminations		Total
Assets
Current assets:
Cash	$33,894	$139,426	$(33,894)	(1)	$139,426
Accounts receivable	85,944	-	(85,944)	(1)	-
Due from shareholder	6,283	-	(6,283)	(1)	-
Residual income stream	-	-	807,855	(3)	807,855
Prepaid expenses	-	166,615	-		166,615

Total current assets	126,121	306,041	681,734		1,113,896

Capitalized software costs, net of accumulated
amortization of $320	-	341,652	-		341,652

	$126,121	$647,693	$681,734		$1,455,548

Liabilities and Shareholder's Equity
Current liabilities:
Accounts payable and accrued expenses	$75,944	$119,343	$(75,944)	(1)	$119,343
Accrued credit cards payable	2,558	-	(2,558)	(1)	-
Demand note payable	332,156	-	(332,156)	(1)	-

Total current liabilities	410,658	119,343	(410,658)		119,343

Notes payable - related party, net of debt discount
of $12,544	-	249,492	-		249,492

Commitments and contingencies:
Shareholders' deficit:
Preferred stock	-	-	-		-
Common stock	1,000	17,546	(1,000)	(2)
			538	(3)	18,084
Additional paid in capital	-	1,647,022	807,317	(3)	2,454,339
Retained deficit	(285,537)	(1,385,710)	285,537	(2)	(1,385,710)

Total shareholders' deficit	(284,537)	278,858	1,092,392		1,086,713

	$126,121	$647,693	$681,734		$1,455,548

(1) = elimination of the items not purchased by Spindle, Inc. in the Asset Purchase Agreement.

(2) = elimination of equity items from Parallel Solutions, Inc.

(3) = to record the purchase of the residual revenue stream

See notes to unaudited pro forma financial information.

Spindle, Inc and Parallel Solutions, Inc.
Unaudited Pro Forma Statement Of Operations
For the Nine Months ended September 30, 2012

	Parallel
	Solutions, Inc.	Spindle, Inc.	Eliminations		Total

Income	$729,644	$24,844	(17,682)	(1)	$736,806

Direct costs	310,674	2,122	(5,431)	(1)	307,365

Gross profit	418,970	22,722	(12,251)	(1)	429,441

Payroll and payroll tax expense	362,721	115,542	-		478,263
Other general and administrative	134,460	267,174	-		401,634
	497,181	382,716	-		879,897

Loss from operations	(78,211)	(359,994)	(12,251)	(1)	(450,456)
Other income (expense):
Interest expense	-	(1,476)	-		(1,476)
Interest income	-	-	-		-

	-	(1,476)	-		(1,476)

Loss before income tax	(78,211)	(361,470)	(12,251)	(1)	(451,932)

Income tax expense	-	-	-		-

Net loss	$(78,211)	$(361,470)	(12,251)		$(451,932)

Weighted average loss per share	(78.21)	(0.02)
Weighted average number of
shares outstanding	1,000	16,962,697

(1) eliminations for the revenue stream contracts and the related commission expense that were not sold to Spindle, Inc.

See notes to unaudited pro forma financial information.

Spindle, Inc and Parallel Solutions, Inc.
Unaudited Pro Forma Statement Of Operations
For the Year Ended December 31, 2011
	Parallel
	Solutiions, Inc.	Spindle, Inc.	Eliminations	Total

Income	$1,152,647	$31,421	-	$1,184,068

Direct commissions	583,821	-	-	583,821

Gross profit	568,826	31,421	-	600,247

Payroll and payroll tax expense	455,252	-	-	455,252
Other general and administrative	162,222	29,205	-	191,427
	617,474	29,205	-	646,679

Income (loss) from operations	(48,648)	2,216	-	(46,432)

Other income (expense):
Interest expense	-	(221)	-	(221)
Impairment of notes receivable	-	(448,040)	-	(448,040)

	-	(448,261)	-	(448,261)

Loss before income tax	(48,648)	(446,045)	-	(494,693)

Income tax expense	-	(50)	-	(50)

Net loss	$(48,648)	$(446,095)	-	$(494,743)

Weighted average loss per share	(48.65)	(0.01)

Weighted average number of
shares outstanding	1,000	42,175,604

See notes to unaudited pro forma financial information.

Note 1 – Asset Purchase Agreement

In accordance with the Asset Purchase Agreement, Spindle acquired the majority of the residual revenue streams of PSI as of December 31, 2012.  The adjustments on the pro forma balance sheet reflect an adjustment for the assets and liabilities of PSI that Spindle did not acquire.  The adjustments on the pro forma statement of operations for the nine months ended September 30, 2012 reflects the residual revenue streams that Spindle did not acquire.  The residual revenue streams that Spindle did not acquire had produced no revenue or corresponding expense during the year ended December 31, 2011 so no such adjustments were needed for that period.